UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM  8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 17, 2015

_______________________________________________________________________

LEE ENTERPRISES, INCORPORATED
  (Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa  52801
(Address of Principal Executive Offices)

(563) 383-2100
Registrant’s telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2015, Lee Enterprises, Incorporated (the “Company”) announced that immediately following the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) on February 17, 2016, Mary E. Junck will be elected Executive Chairman and Kevin D. Mowbray will be elected President and Chief Executive Officer.  Ms. Junck currently is the Company’s Chairman, President and Chief Executive Officer, and Mr. Mowbray currently is the Company’s Executive Vice President and Chief Operating Officer.  In the attached news release Herbert W. Moloney, the Company’s Lead Director, said the Board of Directors intends to nominate Mr. Mowbray for election to the Board of Directors at the Company’s Annual Meeting.

As Executive Chairman, Ms. Junck will serve as an advisor and mentor to the Chief Executive Officer and will continue to provide overall leadership for the Board of Directors. Ms. Junck’s key areas of focus will include strategic direction, financial matters and growth initiatives.

Ms. Junck, 68, joined the Company in 1999 as Executive Vice President and Chief Operating Officer. She became President in 2000, Chief Executive Officer in 2001 and Chairman in January 2002. She is Chairman of the Executive Committee of the Company’s Board of Directors.  Her extensive career in the publishing industry, in which she has worked in executive and senior management positions for more than 30 years, is described in the attached news release.

Mr. Mowbray, 54, was elected Executive Vice President and Chief Operating Officer in April 2015, having served as Vice President and Chief Operating Officer since 2013.  He previously was publisher of the Company’s largest newspaper, the St. Louis Post-Dispatch since 2006.  His nearly 30-year career in the publishing industry is also described in the attached news release.

As President and Chief Executive Officer, Mowbray will have direct responsibility for all aspects of the Company’s operations, including more than 50 divisions in 22 states and the corporate staff with special emphasis on revenue growth and business transformation.

Item 7.01.	Regulation FD Disclosure.

The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

The Company’s news release announcing that Ms. Junck will be elected Executive Chairman and Mr. Mowbray will be elected President and Chief Executive Officer is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	99.1	News Release dated December 17, 2015 – Lee Enterprises prepares leadership transition

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: December 18, 2015	By:
Ronald A. Mayo
Vice President, Chief Financial Officer,
and Treasurer

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Exhibit 99.1 - News Release dated December 17, 2015 – Lee Enterprises prepares leadership transition

   201 N. Harrison St.
       Davenport, IA 52801
       lee.net

NEWS RELEASE

Lee Enterprises prepares leadership transition

Mary Junck will become Executive Chairman;
Kevin Mowbray advances to President and CEO

DAVENPORT, Iowa (December 17, 2015) — A planned leadership transition will begin at the annual meeting on February 17, 2016, for Lee Enterprises, Incorporated (NYSE: LEE), a leading digital and print provider of local news, information and advertising in 50 markets.

• Mary E. Junck, chairman, president and chief executive officer, will become executive chairman, continuing to guide Lee’s overall strategy and direction.

• Kevin D. Mowbray, a 29-year veteran of Lee, will advance from executive vice president and chief operating officer to president and chief executive officer.	Mary Junck

"Mary has been an outstanding CEO for 15 years. During that time Lee has been recognized as a leader in local news and information, producer of consistent results, and an innovator in its industry. The board, shareholders and employees are all thankful for her many contributions," said Herb Moloney, lead independent director. "It is also fortunate for Lee that Mary has developed and identified Kevin as her successor. Like Mary, Kevin is an extraordinary leader with a deep understanding of our markets, customers, operations and people."

Moloney added: "The board has total confidence in both Kevin and Mary, and we’re thankful for Mary's careful planning of this transition. We believe her continued strategic guidance will help Kevin keep Lee at the forefront of our evolving industry.”

Kevin Mowbray

He said the board intends to nominate Mowbray for election to the board of directors at the annual meeting.

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As executive chairman, Junck will serve as an advisor and mentor to the CEO and will continue to provide overall leadership for the board of directors. Her key areas of focus will include strategic direction, financial matters and growth initiatives.

As CEO, Mowbray will have direct responsibility for all aspects of Lee’s operations, including more than 50 divisions in 22 states and the corporate staff with special emphasis on revenue growth and business transformation.

“Kevin brings tremendous talent, knowledge, intelligence and drive,” Junck said. “He is an astute, forward-thinker with wonderful people skills, a keen ear, sharp foresight and nearly three decades of success after success in top markets across Lee. I am thrilled to be handing over the reins to a leader so capable and deserving, and I very much look forward to beginning this exciting transition.”

“As Mary reminds us so often,” Mowbray said, “we’re in a great industry with many promising opportunities. She also reminds us that what we do matters – really matters – for our readers, advertisers, business partners and communities. Even in a changing media landscape, we fill an indispensable, enduring role. It’s a role that inspires us daily throughout Lee as we continue driving our digital transformation to serve even larger audiences.”

Mowbray, 54, was elected executive vice president and chief operating officer in April 2015, having served as vice president and chief operating officer since 2013. He previously was publisher of Lee's largest newspaper, the St. Louis Post-Dispatch since 2006.

He began his career with Lee in 1986 as an advertising sales representative in his hometown of Kewanee, Ill. He advanced to sales positions in Helena, Butte and Billings, Montana, before moving to Chicago as Lee’s national sales manager for corporate sales and marketing. In 1995, he advanced to the Lincoln Journal Star as advertising manager, where he served three years before becoming general manager at the Missoulian in Missoula, Montana, in 1998. In 2000, he became publisher of The Bismarck Tribune in Bismarck, North Dakota, where he guided the newspaper to the 2001 Lee President's Award for Enterprise of the Year. In 2002, he moved to the corporate office in Davenport as vice president for sales and marketing, and in 2004 he became a vice president for publishing, with responsibility for markets in Indiana, Illinois, Iowa, Kentucky, New York, Pennsylvania and South Carolina, while also serving as publisher of The Times of Northwest Indiana. In 2005, Suburban Newspapers of America honored The Times as national Newspaper of the Year. In 2012, the Post-Dispatch received Lee's highest honor, Enterprise of the Year, for strong financial performance and leadership in developing company-wide sales and audience initiatives. While in St. Louis, as a Lee vice president of publishing, he also oversaw 13 Lee operations in Arizona, California, Illinois, New York, Missouri, Pennsylvania and Utah.

Mowbray has been active in many civic and industry organizations. His charitable and civic involvement has included: board of directors of Ladue Education Foundation, Regional Business Council, St. Louis Regional Chamber, St. Louis Sports Commission, St. Louis Variety, and Old Newsboys Day Children's Charity. Among industry activities, he serves on the Newspaper Association of America board of directors. He is a journalism graduate of Western Illinois University. He and his wife, Linda, have four children.

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Junck, 68, joined Lee in 1999 as executive vice president and chief operating officer. She became president in 2000, chief executive officer in 2001 and chairman in January 2002. She is chairman of the Executive Committee of Lee’s board of directors.

She previously held senior executive positions at the former Times Mirror Company. As executive vice president of Times Mirror and president of Times Mirror Eastern Newspapers, she was responsible for all newspaper operations in the region, including Newsday, The Baltimore Sun, the Hartford Courant, The Morning Call, and Southern Connecticut Newspapers. She also had responsibility for Times Mirror magazines and StayWell, Times Mirror’s consumer health company. She held that position from 1997 until she left the company in 1999. From 1993 to 1997, she was publisher and chief executive officer of The Baltimore Sun. From 1990 to 1992, she was publisher and president of the St. Paul Pioneer Press, where she had served as president, general manager and senior vice president since 1985. She began her career at the Charlotte Observer in 1972 as marketing research manager and advanced to retail advertising manager. In 1977, she joined the Miami Herald as advertising marketing manager, and later was promoted to assistant advertising director. She was appointed to the Knight Ridder corporate staff in 1982 and became assistant to the senior vice president of operations.

Before moving to Davenport, she was widely known in Baltimore civic circles, where she had been a member of several boards and the Greater Baltimore Alliance, a regional economic development group. She also served on the Johns Hopkins Medicine Board of Trustees, Greater Baltimore Community Board, Baltimore Symphony Orchestra Board, University of Maryland Baltimore County Visitors Board and Washington Baltimore Regional 2012 Coalition.

She currently is chairman of the board of directors of The Associated Press. She serves on the boards of the (Iowa-Illinois) Quad Cities Chamber of Commerce; Augustana College in Rock Island, Illinois, and the Women’s Leadership Council of United Way of the Quad Cities Area. She is co-chair of the Quad Cities Regional Opportunities Council and also is a kindergarten Sunday school teacher at St. Paul Lutheran Church in Davenport.

She is a native of Ogden, Iowa. She received a Bachelor of Arts degree in English from Valparaiso University in Indiana and a master’s degree in journalism from the University of North Carolina at Chapel Hill. She and her husband, Ralph Gibson, have a son, daughter and three grandchildren.

Lee Enterprises is a leading provider of local news and information, and a major platform for advertising, in its markets, with 46 daily newspapers and a joint interest in four others, rapidly growing digital products and nearly 300 specialty publications in 22 states. Lee's newspapers have circulation of 1.0 million daily and 1.4 million Sunday, reaching more than three million readers in print alone. Lee's markets include St. Louis, MO; Lincoln, NE; Madison, WI; Davenport, IA; Billings, MT; Bloomington, IL; and Tucson, AZ. Lee Common Stock is traded on the New York Stock Exchange under the symbol LEE. For more information about Lee, please visit lee.net.

Contact:
Charles Arms
Director of Communications
IR@lee.net
(563) 383-2100

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